                                EXHIBIT (6)(d)
                                --------------

             Form of Retail Services Agreement among Transamerica
            Investors, Inc., Transamerica Occidental Life Insurance
                    Company and Charles Schwab & Co., Inc.

CHARLES SCHWAB
MUTUAL FUND MARKETPLACE(R)

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                                    RETAIL
                              SERVICES AGREEMENT


       This Agreement is made as of _______________ 199___ between Charles Schwab & Co., Inc. ("Schwab"), a California corporation, each registered investment company ("Fund Company") executing this Agreement, on its own behalf and on behalf of each of the series or classes of shares, if any, listed on
Schedule I, as amended from time to time (such series or classes being referred to as the "Fund(s)"), and Fund Affiliate (defined below) that has executed this Agreement. Fund Company and Fund Affiliate are collectively referred to herein as "Fund Parties." In the event that there are no series or classes of shares listed on Schedule I, the term "Funds(s)" shall mean "Fund Company".

       WHEREAS Fund Affiliate is either (i) an investment adviser to or administrator for the Funds or (ii) the principal underwriter or distributor for the Funds.

       WHEREAS Fund Parties wish to have Schwab perform certain recordkeeping, shareholder communication, and other services for each Fund; and

       WHEREAS Schwab is willing to perform such services on the terms and conditions set forth herein.

       NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

       1.    Services
             --------

             a. During the term of this Agreement, Schwab shall perform the services set forth on Exhibit A hereto, as such exhibit may be amended from time to time by mutual consent of the parties (the"Services").

             b. In processing purchase, redemption, transfer and exchange orders placed by Schwab on behalf of its customers, and in order to facilitate Schwabs's performance of Services, the parties agree that the Operating Agreement, dated as of _______________ 199___ between Schwab and Fund Company, as amended from time to time ("Operating Agreement"), is incorporated herein by this reference. All terms and conditions of the Operating Agreement shall be binding as between Schwab and Fund Parties, and the references to Fund Company therein shall be as deemed to mean Fund Parties for the purposes of this Agreement. In the event of any inconsistency between the Operating Agreement and this Agreement, this Agreement shall control.

       2.    Fees
             ----

             For the Services, Schwab shall receive a fee (the "Fee") which shall be calculated and paid in accordance with Exhibit B hereto. Schedule II reflects the amount of the Fee that each Fund Party has agreed, as between them, to pay. Should Exhibit A be amended to revise the Services, the parties shall also amend Exhibit B and Schedule II, if necessary, in order to reflect any changes in the Fee.

       3.    Transaction Charges
             -------------------

             Schwab shall not, during the term of this Agreement, assess against or collect from its customers any transaction fee upon the purchase or redemption of any Fund's shares that are considered in calculating the Fee. The parties acknowledge and agree that Schwab may collect such transaction fees from certain customers (including "Active Traders," as Schwab may define that term) for certain special trading services and from other customers upon such other customers' redemption of certain shares. The value of shares as to which such transaction fees are charged will not be included in the calculation of the Fee.


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                                       1

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       4.    Indemnification
             ---------------

             a. Schwab shall indemnify and hold harmless Fund Parties and their directors, officers, employees, and agents ("Indemnified Parties") from and against any and all losses, claims, liabilities and expenses (including reasonable attorney's fees ) ("Losses") incurred by any of them arising out of
(i) Schwab's dissemination of information regarding Fund Parties or a Fund that is materially incorrect and that was not provided to Schwab, or approved, by a Fund Party, its affiliated persons ("Affiliates") as defined under the Investment Company Act of 1940, as amended (the "1940 Act"), or agents or (ii) Schwab's willful misconduct or negligence in the performance of, or failure to perform, its obligations under this Agreement, except to the extent such Losses result from the negligence, willful misconduct or breach of this Agreement by an Indemnified Party.

             b. In any event, no party shall be liable for any special, consequential or incidental damages.

       5.    Role and Relationship of Schwab
             -------------------------------

             The parties acknowledge and agree that the Services under this Agreement are recordkeeping, shareholder communication and related services only and are not the services of an underwriter or a principal underwriter of any Fund within the meaning of the Securities Act of 1933, as amended, or the 1940 Act. This Agreement does not grant Schwab any right to purchase shares from any Fund (although it does not preclude Schwab from purchasing any such shares), nor does it constitute Schwab an agent of Fund Parties or any Fund for purposes of selling shares of any Fund to any dealer or the public. To the extent Schwab is involved in the purchase of shares of any Fund by Schwab's customers, such involvement will be as agent of such customer only.

       6.    Information to be Provided
             --------------------------

             Fund Parties shall provide to Schwab prior to the effectiveness of this Agreement or as soon thereafter as practicable:

             a. Certified resolutions of the board of directors of each Fund Party authorizing the Fund Party to enter into this Agreement and indicating the officers authorized to execute this Agreement on behalf of the Fund Party; and

             b. Two (2) copies of the then-current prospectus and statement of additional information of each Fund. Fund Party shall provide Schwab with written copies of any amendments to or changes in the Fund's prospectus or statement of additional information as soon as practicable after such amendments or changes become available.

       7.    Notices
             -------

             All notices required by this Agreement (excluding the Operating Agreement) shall be in writing and delivered personally or sent by first class mail. Such notices will be deemed to have been received as of the earlier of actual physical receipt or three (3) days after deposit, first class postage prepaid, in the United States mail. All such notices shall be made:

             if to Schwab, to:    Charles Schwab & Co., Inc.
                                  101 Montgomery Street
                                  San Francisco, CA 94104

                                  Attention:    John McGonigle
                                                Senior Vice President/Mutual
                                                 Funds

             with a copy to:      General Counsel, at the same address;

             if to Fund Party, to the address given below in the signature block.

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                                       2

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       8.    Nonexclusivity
             --------------

             Each Party acknowledges that the other may enter into agreements similar to this Agreement with other parties for the performance of services similar to those to be provided under this Agreement, unless otherwise agreed to in writing by the parties.

       9.    Assignability
             -------------

             This Agreement is not assignable by any party without the other parties' prior written consents and any attempted assignment in contravention hereof shall be null and void; provided, however, that Schwab may, without the consent of Fund Parties, assign its rights and obligations under this Agreement to any Affiliate.

       10.   Exhibits and Schedules
             ----------------------

             All Exhibits and Schedules attached to this Agreement, as they may be amended from time to time, are by this reference incorporated into and made a part of this Agreement.

       11.   Entire Agreement: Amendment
             ---------------------------

             This Agreement (including the Exhibits and Schedules hereto), together with the Operating Agreement, constitute the entire agreement between the parties as to the subject matter hereof and supersede any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the time at which this Agreement has been executed and delivered by Schwab and Fund Parties. This Agreement and the Exhibits and Schedules hereto may be amended only by a writing executed by each party hereto that is to be bound by such amendment.

       12.   Governing Law
             -------------

             This Agreement will be governed by and interpreted under the laws of the State of California as applied to contracts entered into and to be performed entirely within that state.

       13.   Counterparts
             ------------

             This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

       14.   Effectiveness of Agreement: Termination
             ---------------------------------------

             a. This Agreement will become effective as to a Fund as of the later of (i) the date set forth on Schedule I opposite the name of the Fund or
(ii) such later date as Schwab may, in its discretion, designate.

             b.     This Agreement may be terminated as to a Fund by any party
(i) upon ninety (90) days' written notice to the other parties or (ii) upon such shorter notice as is required by law, order, or instruction by a court of competent jurisdiction or a regulatory body or self-regulatory organization with jurisdiction over the terminating party or (iii) automatically, effective on the day following the termination of any plan of distribution ("Rule 12b-1 Plan") adopted and maintained pursuant to Rule 12b-1 under the 1940 Act by any Fund that has a Rule 12b-1 Plan in effect as of the effective date of this Agreement, provided that a portion of the Fee is paid pursuant to the Rule 12b-1 Plan.

             c. After the date of termination as to a Fund, Fund Parties will not be obligated to pay the Fee with respect to any shares of the Fund that are first held in Schwab customer accounts after the date of such termination. However, notwithstanding any such termination, Fund Parties will remain obligated to pay Schwab the Fee as to each share of the Fund that was considered in the calculation of the Fee as of the date of termination (a "Pre-Termination Share"), for so long as such Pre-Termination Share is held in any Schwab


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                                       3

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brokerage account and Schwab continues to perform substantially all of the
Services as to such Pre-Termination Share. Further, for so long as Schwab continues to perform the Services as to any Pre-Termination Shares, this Agreement will otherwise remain in full force and effect as to such Pre-Termination Shares. Fund Parties shall reimburse Schwab promptly for any reasonable expenses Schwab incurs in effecting any termination of this Agreement, including delivery to a Fund Party of any records, instruments, or documents reasonably requested by the Fund Party.

       IN WITNESS WHEREOF, the parties have executed this Agreement by a duly authorized representative of the parties hereto.







Charles Schwab & Co., Inc.


By: ___________________________________
    John McGonigle
    Senior Vice President/Mutual Funds

Date:  ________________________________


_______________________________________     ____________________________________
Name of Fund Affiliate                      Name of Fund Company

By:____________________________________     By:_________________________________

Name:__________________________________     Name:_______________________________

Title:_________________________________     Title:______________________________


Address:_______________________________     Address:____________________________

_______________________________________     ____________________________________

Attn:  ________________________________     Attn:  _____________________________

Date:  ________________________________     Date:  _____________________________


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                                       4

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                                   EXHIBIT A

                                   SERVICES


       1.   Record Maintenance
            ------------------

            Schwab shall maintain the following records with respect to a Fund for each customer who holds Fund shares in a Schwab brokerage account:

            a.   Number of shares;
            b. Date, price and amount of purchases and redemptions (including dividend reinvestments) and dates and amounts of dividends paid for at least the current year to date;
            c. Name and address of the customer, including zip codes and social security numbers or taxpayers indentification numbers;
            d.   Records of distributions and dividend payments;
            e.   Any transfers of shares; and
            f.   Overall control records.

       2.   Shareholder Communications
            --------------------------

            Schwab shall:

            a. Provide to a shareholder mailing agent employed by each Fund for the purpose of mailing certain Fund-related materials the names and addresses of all Schwab customers who hold shares of such Fund in their Schwab brokerage accounts. Such shareholder mailing agent shall be a person or entity engaged by such Fund in accordance with the Operating Agreement and the Fund-related materials to be sent by such agent shall consist of updated prospectuses and any supplements and amendments thereto, annual and other periodic reports, proxy or information statements and other appropriate shareholder communications.

            b. Mail current Fund prospectuses and statements of additional information and annual and other periodic reports upon customer request and, as applicable, with confirmation statements;

            c. Mail statements to customers on a monthly basis (or, as to accounts in which there has been no activity in a particular month, no less frequently than quarterly) showing, among other things, the number of shares of each Fund owned by such customer and the net asset value of such Fund as of a recent date;

            d. Produce and mail to customers confirmation statements reflecting purchases and redemptions of shares of each Fund in Schwab brokerage accounts;

            e. Respond to customer inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates; and

            f. With respect to Fund shares purchased by customers after the effective date of this Agreement, provide average cost basis reporting to the customers to assist them in preparation of income tax returns.

       3.   Transactional Services
            ----------------------

            Schwab shall communicate, as to shares of each Fund, purchase, redemption and exchange orders reflecting the orders it receives from its customers. Schwab shall also communicate, as to shares of each Fund, mergers, splits and other reorganization activities.

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                                      A-1

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       4.   Tax Information Returns and Reports
            -----------------------------------
            Schwab shall prepare and file with the appropriate governmental agencies, such information, returns and reports as are required to be so filed for reporting (i) dividends and other distributions made, (ii) amounts withheld on dividends and other distributions and payments under applicable federal and state laws, rules and regulations, and (iii) gross proceeds of sales transactions as required.

       5.   Fund Communications
            -------------------

            Schwab shall, on a daily basis and for each Fund, report the number of shares on which the Fee is to be paid pursuant to this Agreement and the number of shares on which no such Fee is to be paid. Schwab shall also provide each Fund with monthly summaries of reports. Such summaries shall be expressed in both shares and dollar amounts.

                                      A-2




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

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                                   EXHIBIT B

                              CALCULATION OF FEE


       1. The Fee shall be calculated by multiplying the Daily Value of Qualifying Shares (defined below) times the appropriate Fee Rate (indicated below). The Fee shall be computed daily and paid monthly in arrears.

       2. The Daily Value of Qualifying Shares is the aggregate daily value of all shares of the Fund held in Schwab brokerage accounts, subject to the following exclusions ("Qualifying Shares"). There shall be excluded from the shares (i) shares as to which a brokerage customer paid Schwab a transaction fee upon the purchase of such shares, (ii) shares held in a Schwab brokerage account prior to the effective date of this Agreement as to the Fund and (iii) shares first held in a Schwab brokerage account after the termination of this Agreement as to the Fund.

       3. The Fee Rate is determined based on the aggregate value of the Qualifying Shares of all Funds listed on all Schedule I's, as amended from time to time, as of the prior review date. The review dates are December 31 and June
30. The Fee Rate is effective from the next business day following the review date up to and including the next review date. The Fee Rates are as follows:

       Aggregate Value of
       Qualifying Shares                             Fee Rate
       -----------------                             --------
   Up to and including $500 million          35 basis points per annum

   Over $500 million and up to and           30 basis points per annum
   including $1.5 billion

   Over $1.5 billion                         25 basis points per annum

The rate scale is not intended to produce a "blended rate". Rather, once a threshold is reached, the rate applicable to the total amount of assets will be used for all assets. Thus, if the aggregate value of Qualifying Shares of all such Funds is $501 million as of a review date, the Fee Rate will be 30 basis points (to be applied to the Daily Value of Qualifying Shares) until the next review date.

       4. For purposes of this Exhibit, the daily value of the shares of each Fund will be the net asset value reported by such Fund to the National Association of Securities Dealers, Inc. Automated Quotation System. No adjustments will be made to the net asset values to correct errors in the net asset values so reported for any day unless such error is corrected and the corrected net asset value per share is reported to Schwab before 5 o'clock, p.m., San Francisco time, on the first business day after the day to which the error relates.

       5. At the request of Fund Parties, Schwab shall provide, on each business day, a statement detailing the calculation for each Fund, the aggregate value of the Qualifying Shares of each Fund and the amount of the Fee for each Fund. As soon as practicable after the end of the month, Schwab shall also provide to Fund Parties an invoice for the amount of the Fee due for each Fund. In the calculation of such Fee, Schwab's records shall govern unless an error can be shown in the number of shares used in such calculation.

       6. Fund Parties shall pay Schwab the Fee within thirty (30) days after Fund Parties' receipt of such statement. Such payment shall be by wire transfer, unless the amount thereof is less than $250. Such wire transfers shall be separate from wire transfers of redemption proceeds or distributions under the Operating Agreement. Amounts less than $250 may, at Fund Parties' discretion, be paid by check.

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                                       B

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                                  SCHEDULE I



          Fund                                     Effective Date
          ----                                     --------------






* Indicates that Fund is a "no load" or "no sales charge" Fund as defined in
Section 26 of the NASD's Rules of Fair Practice.



                                           _____________________________________
                                           Name of Fund Company

                                           By: _________________________________

                                           Name:________________________________

                                           Title:   ____________________________

                                           Date:  ______________________________

Acknowledged by

_________________________________          Accepted by Charles Schwab & Co. Inc.
Name of Fund Affiliate

By: _____________________________          By: _______________________________
                                           John McGonigle
Name: ___________________________          Senior Vice President/Mutual Funds

Title: __________________________          Date: _____________________________

Date: ___________________________


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

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                                  SCHEDULE II


                     Aggregate Value of Qualifying Shares
                     ------------------------------------

                        Up to and including   Over$500M and         Above
                        $500Million           up to $1.5Billion     $1.5Billion
                        -----------           -----------------     -----------
Fund Company

__________________            _______%                 _______%        _______%
     (name)



Fund Affiliate

__________________            _______%                 _______%        _______%
     (name)




Fee Rate                      0.35%                    0.30%           0.25%
Percentage Per Annum of
Average Daily Value of
Fund Shares






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